UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  September 30, 2011

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-53506

Nevada	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2009 E. 30th Ave., Spokane, WA 99203

(Address of Principal Executive Offices, Including Zip Code)

(702) 722-9496

(Registrant’s Telephone Number, Including Area Code)

230 Bethany Rd., Ste. 128, Burbank, California 91504

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2011, the Board of Directors of Hydrodynex, Inc. converted $8,385 in account payables owed to a services provider and $37,600 in consulting fees owed to an officer and director of the company into a three-year Common Stock Purchase Warrant agreements where one warrant share of restricted common stock was given for every $.05 owed, and the related conversion price of the warrants were $.01 per share.  The individual is a Director, Chief Operating Officer, and Vice President of Hydrodynex, Jerod Edington, and his warrant agreement is exercisable up to $7,520 for 752,000 shares.

Item 3.02	Unregistered Sales of Equity Securities

On September 30, 2011, the Board of Directors of Hydrodynex, Inc. converted $16,300 in loans due to a Director, Chief Operating Officer, and Vice President of the Company, Jerod Edington, into restricted common shares at Five Cents ($.05) per share.  A total of 326,000 shares were issued in the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

10.1

Form of Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrodynex, Inc.

Date: October 4, 2011	By:	/s/ Ronald Kunisaki
Ronald Kunisaki President and CEO